UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2017, GEE Group, Inc. (the “Company”) and its subsidiaries, as Borrowers, each subsidiary of the Company listed as a "Guarantor" on the signature pages thereto (together with each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor", and together with the Borrowers, collectively, the "Loan Parties" and each a "Loan Party"), certain lenders which now are or which thereafter become a party thereto that make Revolving Advances thereunder (together with their respective successors and assigns, collectively, the "Revolving Lenders" and each a "Revolving Lender"), the lenders which now are or which thereafter become a party thereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the "Term Loan Lenders" and each a "Term Loan Lender", and together with the Revolving Lenders, collectively, the "Lenders" and each a "Lender"), MGG Investment Group LP (“MGG”), as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the "Administrative Agent"), as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the "Collateral Agent"), and as term loan agent (together with its successors and assigns, in such capacity, the "Term Loan Agent" and together with the Administrative Agent and the Collateral Agent, each an "Agent" and, collectively, the "Agents"), entered into a second amendment (the “Second Amendment”) to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 (the “Credit Agreement”).

Pursuant to the Second Amendment the Borrowers agreed, among other things, to use commercially reasonable efforts to prepay, or cause to be prepaid, $10,000,000 in principal amount of Advances (as defined in the Credit Agreement) outstanding, which amount shall be applied to prepay the Term Loans in accordance with the applicable terms of the Credit Agreement. The Borrowers also agreed to amend (i) the applicable minimum Fixed Charge Coverage Ratios required to be maintained by the Company as set forth in the Second Amendment, (ii) the minimum EBITA required to be maintained by the Company, as set forth in the Second Amendment and (iii) the maximum senior leverage ratios required to be maintained by the Company, as set forth in the Second Amendment. The Borrowers agreed to pay to the Administrative Agent for the account of the Revolving Lenders, an amendment fee of $364,140.63, in connection with their execution and delivery of the Second Amendment. Such fee is payable on the earlier of (a) June 30, 2018 and (b) the first date on which all of the Obligations (as defined in the Credit Agreement) are paid in full in cash and the Total Commitment (as defined in the Credit Agreement) of the Lenders is terminated.

A copy of the Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The description of the Second Amendment contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibits 10.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amendment, dated as of November 14, 2017, to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017, as amended, by and among GEE Group, Inc., the other borrower entities and guarantor entities named therein, and certain investment funds managed by MGG Investment Group LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.
(Registrant)

Date: November 17, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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